As filed with the Securities and Exchange Commission on April 24, 2008

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

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REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

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GLOWPOINT, INC.

(Exact name of registrant as specified in its charter)

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Delaware	4813	77-0312442
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Glowpoint, Inc.

225 Long Avenue

Hillside, NJ 07205

(312) 235-3888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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David W. Robinson, Esq.

General Counsel and Corporate Secretary

Glowpoint, Inc.

225 Long Avenue

Hillside, NJ 07205

Phone: (312) 235-3888/Fax: (973) 556-1272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2007 Stock Incentive Plan Common Stock, par value $0.0001 per share	3,000,000 shares	$0.55(2)	$1,560,000	$ 61.31
2000 Stock Incentive Plan Common Stock, par value $0.0001 per share	4,400,000 shares	$0.55(2)	$2,288,000	$ 89.92
TOTAL	7,400,000 shares		$3,848,000	$151.23

(1)

There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

The price is estimated in accordance with Rules 457(h)(1) and (c) under the Securities Act solely for the purpose of calculating the registration fee and is $0.55, which is the average of the bid and ask prices of the common stock on the Over-the-Counter Bulletin Board on April 22, 2008, a date within five business days preceding the filing of this registration statement.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Glowpoint, Inc. (the “Company”) are incorporated by reference into this registration statement:

•

the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008; and

•

the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1, as amended (File No. 333-146838), and any subsequent amendment report filed for the purpose of updating that description.

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered by this registration statement have been sold or deregistering all securities then remaining unsold will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filing of such documents; provided, however, that the Company is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, unless, and to the extent, specified in any such current report on Form 8-K.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Experts

The consolidated financial statements of the Registrant, which are incorporated by reference in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as set forth in their report thereon, as included therein and as incorporated herein by reference. Such financial statements are, and audited financial statements in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Amper, Politziner & Mattia, P.C. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable

Item 6.

Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to us or our shareholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

pursuant to Section 174 of the Delaware General Corporation Law, which related to unlawful payments or dividends or unlawful stock repurchases or redemptions; or

•

for any transaction from which the director derived an improper personal benefit.

Our bylaws provide that officers and directors shall be indemnified if any such person is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Our bylaws also provide that we must advance expenses to our directors and officers in connection with their defense.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Insofar as limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act, and therefore, is unenforceable.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number
Description

4.1	Specimen Common Stock Certificate. (1)
4.2	Certificate of Designations, Preferences and Rights of Series C Preferred Stock. (2)
4.3	Certificate of Designations, Preferences and Rights of Series D Preferred Stock. (2)
4.4	Certificate Eliminating Series A Preferred Stock. (3)
4.5	Certificate Eliminating Series B Preferred Stock. (3)
5.1	Opinion of Gibbons P.C.(4)
23.1	Consent of Independent Registered Public Accounting Firm, Amper, Politziner & Mattia, P.C. (4)
23.2	Consent of Gibbons P.C. (filed as part of Exhibit (5.1))
24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).
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(1)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2007, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference.
(4)	Filed herewith.

Item 9.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hillside, State of New Jersey, on April 24, 2008.

Glowpoint, Inc.

By:	/s/ MICHAEL BRANDOFINO
Name: Michael Brandofino
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Brandofino and Edwin F. Heinen jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered under this Registration Statement, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons as of this 24th day of April 2008 in the capacities indicated.

/s/ MICHAEL BRANDOFINO	Chief Executive Officer (Principal Executive Officer)
Michael Brandofino

/s/ EDWIN F. HEINEN	Chief Financial Officer (Principal Financial and Accounting Officer)
Edwin F. Heinen

/s/ AZIZ AHMAD	Director
Aziz Ahmad

/s/ BAMI BASTANI	Director
Bami Bastani

Director
Dean Hiltzik

/s/ JAMES LUSK	Director
James Lusk

/s/ RICHARD REISS	Director
Richard Reiss

Director
Peter Rust

EXHIBIT INDEX

Exhibit Number
Description

4.1	Specimen Common Stock Certificate. (1)
4.2	Certificate of Designations, Preferences and Rights of Series C Preferred Stock. (2)
4.3	Certificate of Designations, Preferences and Rights of Series D Preferred Stock. (2)
4.4	Certificate Eliminating Series A Preferred Stock. (3)
4.5	Certificate Eliminating Series B Preferred Stock. (3)
5.1	Opinion of Gibbons P.C.(4)
23.1	Consent of Independent Registered Public Accounting Firm, Amper, Politziner & Mattia, P.C. (4)
23.2	Consent of Gibbons P.C. (filed as part of Exhibit (5.1))
24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).
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(1)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2007, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference.
(4)	Filed herewith.